BORROWER AND CAPITALIZATION OF SUBSIDIAIRES

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                                Jurisdiction                     Number of         Number of
                                    of           Class of       Securities        Securities
Entity                          Incorporation    Securities      Authorized       Outstanding    Owner
==============================================================================================
- ---------------------------------------------------------------------------------------------
PLM International, Inc.          Delaware       Preferred Stock   10,000,000     4,922,632   PLM International, Inc., Employee Stock
                                                                                             Ownership Plan Trust
                                                Common Stock      50,000,000    10,897,324   3,766,667 Common shares held by
                                                                                             Transcisco Industries, Inc.
                                                                                             6,787,366 held by former Limited
                                                                                             Partners of Partnership


=================================================================================================
                                                           Jurisdiction                       Number of         Number of
                                                                of            Class of       Securities        Securities
                          Entity                          Incorporation      Securities     Authorized       Outstanding    Owner
==============================================================================================

- ------------------------------------------------------------------------------
PLM Financial Services, Inc.                                Delaware      Preferred Stock        20,000          None
Common Stock                                                                                 10,000,000         1,000    PLMI (100%)
                                                                                                                         -----------
PLM Investment Management, Inc.                             California    Common Stock          100,000         2,500    FSI (100%)
                                                                                                                         -----------
Transportation Equipment Management, Inc.                   California    Common Stock          100,000         1,000    PLMI (100%)
                                                                                                                         -----------
PLM Securities Corp.                                        California    Common Stock          100,000           650    FSI (100%)
                                                                                                                         -----------
PLM Transportation Equipment Corporation                    California    Common Stock          100,000           100    FSI (100%)
                                                                                                                         -----------
PLM Railcar Management Services, Inc.                       Delaware      Common Stock          100,000         1,000    PLMI (100%)
                                                                                                                         -----------
PLM Railcar Management Services Canada Ltd.                 Alberta       Common Stock       Unlimited            100    RMSI (100%)
                                                                                                                         -----------
Transportation Equipment Indemnity Company Ltd.             Bermuda       Common Stock          120,000       119,994    PLMI (100%)
                                                                                                                         -----------
PLM Delmarva, Inc.                                          California    Common Stock           50,000        50,000    FSI (100%)
                                                                                                                         -----------
PLM Rental, Inc.                                            Delaware      Common Stock            1,000         1,000    TEC (100%)
                                                                                                                         -----------
PLM Remarketing Services, Inc.                              California    Common Stock            1,000         1,000    RMSI (100%)
                                                                                                                         -----------
PLM Australia Air                                           California    Common Stock           10,000        10,000    PLMI (100%)
                                                                                                                         -----------
TEC AcquiSub, Inc.                                          California    Common Stock           10,000        10,000    TEC (100%)
                                                                                                                         -----------
American Finance Group, Inc.                                Delaware      Common Stock           60,000        50,000    FSI (100%)
                                                                                                                         -----------
Aeromil Holdings, Inc.                                      California    Common Stock            1,000           500    PLMI (80%)
                                                                                                                         ===========
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